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                                                                EXHIBIT 10(e)(2)


                      SECOND AMENDMENT TO PROMISSORY NOTE

       THIS SECOND AMENDMENT is made as of the 8th day of December, 1998, between SAGA COMMUNICATIONS, INC. (formerly known as Saga Acquisition Co.), a Delaware corporation with its principal office at 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236 (the "Payee"), and Edward K. Christian (the "Payor").

                          W I T N E S S E T H  T H A T:

       WHEREAS, Payor has executed and delivered to Payee a certain Promissory Note dated December 10, 1992, as amended December 6, 1995, in the principal amount of Six Hundred Ninety Thousand Seven Hundred Dollars ($690,700) (the "Note") which Note is hereby incorporated by reference herein and made a part hereof; and

       WHEREAS, the Payor and Payee desire to release the pledge of stock which has secured the Note;

       NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

       1. The Note is hereby amended by deleting the fourth paragraph of the Note (dealing with the pledge securing the indebtedness evidenced by the Note) in its entirety.

       2. Except as modified and amended hereby, the Note shall remain in full force and effect and is hereby ratified and affirmed.

       IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

                                        SAGA COMMUNICATIONS, INC.

                                        By
                                           -------------------------------------
                                           Samuel D. Bush, Vice President



                                        ----------------------------------------
                                           Edward K. Christian